Exhibit 99.1

MONOLITHIC POWER SYSTEMS FILES 10-K WHICH INCLUDES A NON-CASH STOCK COMPENSATION CHARGE, REVISING ITS FOURTH-QUARTER AND 2004 FINANCIAL RESULTS

LOS GATOS, Calif.—PRNewswire-FirstCall—March 31

LOS GATOS, Calif., March 31 /PRNewswire-FirstCall/ — Monolithic Power Systems, Inc. (MPS) (Nasdaq: MPWR), a fabless manufacturer of high-performance analog and mixed-signal semiconductors, today announced that it will recognize a non-cash stock compensation charge of $327,000 in its financial results for the fourth quarter of the year ended December 31, 2004. This charge is related to certain stock options granted by MPS to individuals employed by certain of its customers and is classified as a reduction of revenue in the statement of operations. The options were granted, primarily in 2000 through 2002, to individuals who helped in the development of early products of the Company, and were contingent upon the Company completing an initial public offering. As a result, MPS is revising the financial results it previously announced for its fourth quarter and 2004. MPS’ revised net revenues for the fourth quarter and 2004 are $14.8 million and $47.6 million, respectively. MPS’ revised net income for the fourth quarter is $318,000 ($0.01 per diluted share) and its net loss for 2004 is $4.5 million ($(0.62) per basic and diluted shares).

Based on the fair value of our common stock at December 31, 2004, additional charges of approximately $38,000, in the aggregate, may be recorded against revenue as the options become fully vested during the first three quarters of 2005. The ultimate amount of these charges in 2005 will vary depending on changes in the fair market value of our common stock.

MPS’s financial statements for the year ended December 31, 2004 are now complete and will be made available in its annual report on Form 10-K to be filed with the Securities and Exchange Commission today. MPS will hold a conference call on April 28, 2005 to discuss financial results in more detail for the first quarter of fiscal 2005.

About MPS

Monolithic Power Systems, Inc. (MPS) designs, develops and markets proprietary, advanced analog and mixed-signal semiconductors for large and high-growth markets. The company’s integrated circuits (ICs) are used in a variety of electronic products, such as notebook computers, flat panel displays, cellular handsets, digital cameras, wireless local area network (LAN) access points, home entertainment systems, and personal digital assistants (PDAs). MPS utilizes a fabless business model, manufacturing its ICs through a foundry partner that employs the company’s proprietary process technology. MPS is based in Los Gatos, California, and through MPS International maintains international sales offices in Taiwan, China and Korea.

Safe Harbor Statement

This press release contains forward-looking statements, including statements regarding, among other things, the potential increase or decrease of additional accounting charges that will be recorded in fiscal 2005 and the potential growth of the markets into which we sell our products. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including the potential impact on customers of the effects of litigation in which the company is involved, risks associated with our continued development and expansion of our business, acceptance of, or demand for, our products being lower than expected, and, based on our limited operating history, difficulty in predicting or budgeting for future expenses and financial contingencies.

Other risk factors are listed in MPS’ SEC filings, including but not limited to the final prospectus for its initial public offering of common stock filed November 19, 2004.

The forward-looking statements in this press release represent MPS’ targets, not predictions of actual performance. Any statements by persons outside of MPS speculating on the progress of the quarter, or other aspects of MPS’ business, are not based on internal MPS information and should be assessed accordingly by investors.

MPS, Monolithic Power Systems, and the MPS logo are among the trademarks of Monolithic Power Systems, Inc. in the U.S. and certain other countries. All other trademarks mentioned in this document are the property of their respective owners.

Monolithic Power Systems, Inc.

Web site: http://www.monolithicpower.com/

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